Exhibit 10.2
FIGMA, INC.
AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN
As Adopted on December 14, 2022
As Amended January 22, 2024, August 22, 2024, and November 20, 2024
1.    PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries by offering eligible persons an opportunity to participate in the Company’s future performance through the grant of Awards covering Shares. Capitalized terms not defined in the text are defined in Section 14 hereof. Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701, grants may be made pursuant to this Plan that do not qualify for exemption under Rule 701 or Section 25102(o). Any requirement of this Plan that is required in law only because of Section 25102(o) need not apply if the Committee so provides.
2.    SHARES SUBJECT TO THE PLAN.
2.1    Number of Shares Available. Subject to Sections 2.2 and 11 hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 180,859,256 Shares. Subject to Sections 2.2 and 11 hereof, Shares subject to Awards that are cancelled, forfeited, settled in cash, used to pay withholding obligations or pay the exercise price of an option or that expire by their terms at any time will again be available for grant and issuance in connection with other Awards. Subject to Sections 2.2 and 11 hereof, (A) in the event that Shares previously issued under the Plan are reacquired by the Company pursuant to a forfeiture provision, right of first refusal, or repurchase by the Company, such Shares shall be added to the number of Shares then available for issuance under the Plan; (B) in the event that Shares that otherwise would have been issuable under the Plan are withheld by the Company in payment of the Purchase Price, Exercise Price or withholding obligations, such Shares shall remain available for issuance under the Plan; and (C) in the event that an outstanding Option, Restricted Stock Unit or SAR for any reason expires or is cancelled, forfeited or terminated, the Shares allocable to the unexercised or unsettled portion of such Option, Restricted Stock Unit or SAR, as applicable, shall remain available for issuance under the Plan. To the extent an Award is settled in cash, the cash settlement shall not reduce the number of Shares remaining available for issuance under the Plan. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all Awards granted and outstanding under this Plan. In no event shall the total number of Shares issued (counting each reissuance of a Share that was previously issued and then reacquired by the Company pursuant to a forfeiture provision, right of first refusal, or repurchase by the Company as a separate issuance) under the Plan upon exercise of ISOs (as defined in Section 4 hereof) exceed 542,577,768 Shares (adjusted in proportion to any adjustments under Section 2.2 hereof) over the term of the Plan.
2.2    Adjustment of Shares. In the event that the Company’s Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or other change in the capital structure of the Company affecting Shares without consideration, then in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan (a) the number and class of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number and class of Shares subject to outstanding Options and SARs, and (c) the Purchase Prices of and/or number and class of Shares subject to other outstanding

Awards will (to the extent appropriate) be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities or other laws; provided, however, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee.
3.    PLAN FOR BENEFIT OF SERVICE PROVIDERS.
3.1    Eligibility. The Committee will have the authority to select persons to receive Awards. ISOs may be granted only to Employees. NQSOs (as defined in Section 4 hereof) and all other types of Awards may be granted to employees, officers, directors and consultants of the Company or any Parent or Subsidiary of the Company; provided in the case of Consultants, such Consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction when Rule 701 is to apply to the Award granted for such services. A person may be granted more than one Award under this Plan.
3.2    No Obligation to Employ. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Subsidiary or Parent of the Company or limit in any way the right of the Company or any Subsidiary or Parent of the Company to terminate Participant’s employment or other relationship at any time, with or without Cause.
4.    OPTIONS. The Committee may grant Options to eligible persons described in Section 3 hereof and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following.
4.1    Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”) and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.
4.2    Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless a later date is otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.
4.3    Exercise Period. Options may be exercisable within the time or upon the events determined by the Committee in the Award Agreement and may be awarded as immediately exercisable but subject to repurchase pursuant to Section 10 hereof or may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that (a) no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and (b) no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary or Parent of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted; but in no event shall an Option granted to an employee who is a non-exempt employee for purposes of overtime pay under the U.S. Fair Labor

Standards Act of 1938 be exercisable earlier than six (6) months after its date of grant. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
4.4    Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and shall not be less than the Fair Market Value per Share on the date of grant unless expressly determined in writing by the Committee; provided that the Exercise Price of an ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 8 hereof.
4.5    Method of Exercise. Options may be exercised only by delivery to the Company of a stock option exercise agreement (accepted via written, electronic or other means) (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant). The Exercise Agreement will state (a) the number of Shares being purchased, (b) the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and (c) such representations and agreements regarding the applicable Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities or other laws. Each Participant’s Exercise Agreement may be modified by (i) agreement of the applicable Participant and the Company or (ii) substitution by the Company, upon becoming a public company, in order to add the payment terms set forth in Section 8.1 that apply to a public company and such other terms as shall be necessary or advisable in order to exercise a public company option. Upon exercise of an Option, the applicable Participant shall execute and deliver to the Company the Exercise Agreement then in effect, together with payment in full of the Exercise Price for the number of Shares being purchased and satisfaction of any applicable Tax-Related Obligations. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.2 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
4.6    Termination. Subject to earlier termination pursuant to Sections 11 and 13 hereof and subject to any longer exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following terms and conditions.
4.6.1    Other than Death or Disability or for Cause. If the Participant is Terminated for any reason other than death, Disability or for Cause, then the Participant may exercise such Participant’s Options only to the extent that such Options are exercisable as to Vested Shares upon the Termination Date, except as otherwise determined by the Committee or required by applicable law. Such Options must be exercised by the Participant, if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within three (3) months after the Termination Date (or within such shorter time period, not less than thirty (30) days, or within such longer time period after the Termination Date as may be determined by the Committee or required by applicable law, with any exercise beyond three (3) months after the date Participant ceases to be an employee when the Termination is for any reason other than the Participant’s death or disability, within the meaning of Section 22(e)(3) of the Code deemed to be an NQSO) but, in any event, no later than the expiration date of the Options.
4.6.2    Death or Disability. If a Participant is Terminated because of such Participant’s death or Disability (or such Participant dies within three (3) months after a Termination other than for Cause), then such Participant’s Options may be exercised only to the extent that such Options are exercisable as to Vested Shares on the Termination Date, except as otherwise determined by the Committee or required by applicable law. Such Options must be exercised by the applicable Participant (or the applicable Participant’s legal representative or authorized assignee), if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within twelve (12) months after the Termination Date (or within such shorter time period, not less than six (6) months, or within such longer time period, after the Termination Date as may be determined by the Committee or required by applicable law, with any exercise beyond twelve (12) months after the date a Participant ceases to be an employee when the Termination is for such Participant’s disability, within the meaning of Section 22(e)(3) of the Code, deemed to be an NQSO) but in any event no later than the expiration date of the Options.
4.6.3    For Cause. If the Participant is Terminated for Cause, the Participant may exercise such Participant’s Options, but not to an extent greater than such Options are exercisable as to Vested Shares upon the Termination Date and Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee.
4.7    Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) will not exceed One Hundred Thousand Dollars ($100,000). If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), then the Options for the first One Hundred Thousand Dollars ($100,000) worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of One Hundred Thousand Dollars ($100,000) that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
4.8    Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted, unless for the purpose of complying with applicable laws and regulations. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 4.10 hereof, the Committee may reduce the Exercise Price of outstanding Options without the consent of Participants by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 4.4 hereof for Options granted on the date the action is taken to reduce the Exercise Price.
4.9    No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant, to disqualify any Participant’s ISO under Section 422 of the Code.
5.    RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to certain specified restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following terms and conditions.
5.1    Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve and will comply with and be subject to the terms and conditions of this Plan. The Restricted Stock Award will be accepted by the applicable Participant’s execution and delivery of the Restricted Stock Purchase Agreement (accepted via written, electronic or other means) and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within such thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.
5.2    Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 8 hereof.
5.3    Dividends and Other Distributions. Participants holding Restricted Stock Awards will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Committee provides otherwise at the time the Award is granted. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock Awards with respect to which they were paid.
5.4    Restrictions. Restricted Stock Awards may be subject to the restrictions set forth in Sections 9 and 10 hereof or, with respect to a Restricted Stock Award to which Section 25102(o) is to apply, such other restrictions not inconsistent with Section 25102(o).
6.    RESTRICTED STOCK UNITS.
6.1    Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an Award covering a number of Shares that may be settled in cash, by issuance of those Shares at a date in the future, or by a combination of cash and Shares. No Purchase Price shall apply to an RSU settled in Shares. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU, (b) the time or times during which the RSU may be settled, (c) any restrictions on or conditions to the vesting and/or settlement of an RSU, (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s Termination on each RSU. All grants of RSUs will be evidenced by an Award Agreement (the “RSU Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve and will comply with and be subject to the terms and conditions of this Plan. No RSU will have a term longer than ten (10) years from the date the RSU is granted.
6.2    Timing of Settlement. To the extent permissible under applicable law, the Committee may permit a Participant to defer payment (including settlement) under an RSU to a date or dates after the RSU has vested, provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code (or any successor) and any regulations or rulings promulgated thereunder, to the extent the Participant is subject to Section 409A of the Code. Payment may be made in the form of cash or whole Shares or a combination thereof, all as the Committee determines.

6.3    Dividend Equivalent Payments.  The Board may permit Participants holding RSUs to receive dividend equivalent payments on outstanding RSUs if and when dividends are paid to stockholders on Shares.  In the discretion of the Board, such dividend equivalent payments may be paid in cash or Shares and they may either be paid at the same time as dividend payments are made to stockholders or delayed until Shares are issued pursuant to the RSU grants and may be subject to the same vesting or performance requirements as the RSUs.  If the Board permits dividend equivalent payments to be made on RSUs, the terms and conditions for such dividend equivalent payments will be set forth in the RSU Agreement.
7.    STOCK APPRECIATION RIGHTS.
7.1    Awards of SARs. Stock Appreciation Rights (“SARs”) may be settled in cash, Shares, or RSUs, or a combination thereof, having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Exercise Price and the number of Shares with respect to which the SAR is being exercised. All grants of SARs made pursuant to this Plan will be evidenced by an Award Agreement (the “SAR Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve and will comply with and be subject to the terms and conditions of this Plan.
7.2    Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the SAR Agreement. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted.
7.3    Exercise Price. The Committee will determine the Exercise Price of the SAR when the SAR is granted, which may not be less than the Fair Market Value on the date of grant.
7.4    Termination. Subject to earlier termination pursuant to Sections 11 and 13 hereof and subject to any longer exercise periods set forth in the SAR Agreement, exercise of SARs will always be subject to the following terms and conditions.
7.4.1    Other than Death or Disability or for Cause. If the Participant is Terminated for any reason other than death, Disability or for Cause, then the Participant may exercise such Participant’s SARs only to the extent that such SARs are exercisable as to Vested Shares upon the Termination Date or as otherwise determined by the Committee or as required by applicable law. SARs must be exercised by the Participant, if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within three (3) months after the Termination Date (or within such shorter time period, not less than thirty (30) days, or within such longer time period after the Termination Date as may be determined by the Committee or as required by applicable law), but in any event no later than the expiration date of the SARs.
7.4.2    Death or Disability. If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause), then Participant’s SARs may be exercised only to the extent that such SARs are exercisable as to Vested Shares on the Termination Date or as otherwise determined by the Committee or as required by applicable law. Such SARs must be exercised by the applicable Participant (or the applicable Participant’s legal representative or authorized assignee), if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within twelve (12) months after the Termination Date (or within such shorter time period, not less than six

(6) months, or within such longer time period after the Termination Date as may be determined by the Committee or as required by applicable law), but in any event no later than the expiration date of the SARs.
7.4.3    For Cause. If the Participant is Terminated for Cause, the Participant may exercise such Participant’s SARs, but not to an extent greater than such SARs are exercisable as to Vested Shares upon the Termination Date and Participant’s SARs shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee.
8.    PAYMENT FOR PURCHASES AND EXERCISES.
8.1    Payment in General. Payment for Shares acquired pursuant to this Plan may be made in cash equivalents (including by check, wire transfer or Automated Clearing House (“ACH”) transfer) or, where expressly approved for a particular Participant by the Committee and subject to compliance with applicable law:
(a)    by payment via an online money-transfer service (e.g., PayPal, Venmo, etc.);
(b)    by cancellation of indebtedness of the Company owed to the Participant;
(c)    by surrender of shares of the Company that are clear of all liens, claims, encumbrances or security interests and: (i) for which the Company has received “full payment of the purchase price” within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (ii) that were obtained by Participant in the public market;
(d)    by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid (i) imputation of income under Sections 483 and 1274 of the Code and (ii) unfavorable accounting treatment as determined by the Committee; provided, however, that Participants who are not Employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that if required by applicable law, the portion of the Exercise Price or Purchase Price, as the case may be, equal to the par value (if any) of the Shares must be paid in cash or other legal consideration permitted by the laws under which the Company is then incorporated or organized;
(e)    by waiver of compensation due or accrued to the Participant from the Company for services rendered;
(f)    by participating in a formal cashless exercise program implemented by the Committee in connection with the Plan;
(g)    provided that a public market for the Company’s Common Stock exists, by exercising through a “same day sale” commitment from the Participant and a broker-dealer whereby the Participant irrevocably elects to exercise the Award and to sell a portion of the Shares so purchased sufficient to pay the total Exercise Price or Purchase Price, and whereby the broker-dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price or Purchase Price directly to the Company; or

(h)    by any combination of the foregoing or any other method of payment approved by the Committee.
For avoidance of uncertainty: ACH transfers that have been received by the Company into its bank account designated for receipt of such transfers under this Section 8.1 shall be deemed to have been received for all purposes under this Plan as of the date on which such transfers were initiated from the transferor’s account and made irrevocable by the transferor.
8.2    Withholding Taxes.
8.2.1    Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy the maximum tax withholding requirements as to income tax, social insurance, payroll tax, fringe benefits tax, payment on account and other tax-related obligations (collectively, “Tax-Related Obligations”) prior to the delivery of any written or electronic certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash by the Company, such payment will be net of an amount sufficient to satisfy applicable tax withholding requirements.
8.2.2    Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy up to the maximum Tax-Related Obligations in the Employee’s applicable jurisdictions by electing to have the Company withhold from the Shares to be issued up to the number of Shares having a Fair Market Value on the date that the amount of tax to be withheld is to be determined that is not more than the maximum Tax-Related Obligations in the Employee’s applicable jurisdictions; or to arrange a mandatory “sell to cover” on Participant’s behalf (without further authorization) but in no event will the Company withhold Shares or “sell to cover” if such withholding would result in adverse accounting or compliance consequences to the Company. The maximum Tax-Related Obligations are based on the applicable rates of the relevant tax authorities (for example, federal, state and local), including the Employee’s share of payroll or similar taxes, as provided in the tax law, regulations or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction. Any elections to have Shares withheld or sold for this purpose will be made in accordance with the requirements established by the Committee for such elections and be in writing in a form acceptable to the Committee.
8.2.3    Elections Under Section 83(i) of the Code. A Participant will not make an election under Section 83(i) of the Code if the Company determines that the Participant is then ineligible to make such an election under applicable law or without the Company’s prior written consent (which will not be unreasonably withheld or delayed but may be conditioned upon the Participant’s entry into additional commitments as determined by the Company).
9.    RESTRICTIONS ON AWARDS.
9.1    Transferability. Except as permitted by the Committee, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, other than by will or by the laws of descent and distribution, and, with respect to NQSOs for Participants in the U.S., by instrument to an inter vivos or testamentary trust in which the NQSOs are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “family member” as that term is defined in Rule 701, and may not be made subject to execution, attachment or similar process. For the avoidance of doubt, the prohibition against assignment and transfer applies to Awards and any Shares underlying the Awards prior to the issuance of the Shares, and pursuant to the foregoing sentence shall be understood to include, without limitation, a prohibition against any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” or any “call equivalent position” (in each case, as defined in Rule 16a-1 promulgated under the Exchange Act). Unless an Award is transferred pursuant to the terms of this Section, during the lifetime of a Participant an Award will be exercisable only by such Participant or such Participant’s legal representative and any elections with respect to an Award may be made only by such Participant or such Participant’s legal representative. The terms of any Award shall be binding upon the executor, administrator, successors and assigns of the applicable Participant who is a party thereto.
9.2    Securities Law and Other Regulatory Compliance. Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act, Awards may be made pursuant to this Plan that do not qualify for exemption under Rule 701 or Section 25102(o). Any requirement of this Plan which is required in law only because of Section 25102(o) need not apply with respect to a particular Award to which Section 25102(o) will not apply. An Award will not be effective unless such Award is in compliance with all applicable U.S. and non-U.S. federal, state and local securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Company’s equity securities may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise, settlement or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue Shares or deliver certificates for Shares under this Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) compliance with any exemption, completion of any registration or other qualification of such Shares under any U.S. and non-U.S. federal, state or local law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
9.3    Exchange and Buyout of Awards. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. Without prior stockholder approval the Committee may reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them). The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.
10.    RESTRICTIONS ON SHARES.
10.1    Privileges of Stock Ownership. No Participant will have any of the rights of a stockholder with respect to any Shares until such Shares are issued to the applicable Participant. After Shares are issued to a Participant, such Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities a Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock. A Participant will have no right to retain such stock dividends or stock distributions with respect to Unvested Shares that are repurchased as described in this Section 10.
10.2    Rights of First Refusal and Repurchase. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement (a) a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party, provided that such right of first refusal terminates upon (i) subject to any applicable market standoff restrictions, the effective date of the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC under the Securities Act (other than a registration statement relating solely to the issuance of Common Stock pursuant to a business combination or an employee incentive or benefit plan); (ii) any transfer or conversion of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations if the common stock of the surviving corporation or any direct or indirect Parent thereof is registered under the Exchange Act; or (iii) any transfer or conversion of Shares made pursuant to a statutory conversion of the Company into another form of legal entity if the common equity (or comparable equity security) of entity resulting from such conversion is registered under the Exchange Act; and (b) a right to repurchase Unvested Shares held by a Participant for cash and/or cancellation of purchase money indebtedness owed to the Company by the Participant following such Participant’s Termination at any time.
10.3    Agreement to Vote Shares. At the discretion of the Committee, the Company may require that, as a condition to the receipt of the Shares upon issuance of an Award, exercise of an Option or SAR or settlement of an RSU, the Participant and any transferee of the Shares agree to vote such Shares pursuant to the terms of a Voting Agreement by and between the Company and certain of its stockholders.
10.4    Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Committee may require such Participant to deposit all written or electronic certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated. The Committee may cause a legend or legends referencing such restrictions to be placed on the written or electronic certificate. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of a Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the applicable Participant under the promissory note notwithstanding any pledge of such Participant’s Shares or other collateral. In connection with any pledge of the Shares, the applicable Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
10.5    Securities Law Restrictions. All written or electronic certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. and non-U.S. federal, state or local securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Company’s equity securities may be listed or quoted.

11.    CORPORATE TRANSACTIONS.
11.1    Acquisitions or Other Combinations. In the event that the Company is subject to an Acquisition or Other Combination, outstanding Awards acquired under the Plan shall be subject to the agreement evidencing the Acquisition or Other Combination, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Acquisition or Other Combination:
(a)    The continuation of such outstanding Awards by the Company (if the Company is the successor entity).
(b)    The assumption of outstanding Awards by the successor or acquiring entity (if any) in such Acquisition or Other Combination (or by any of its Parents, if any), which assumption, will be binding on all Participants; provided that the Exercise Price and the number and nature of shares issuable upon exercise of any such Option or SAR, or upon the settlement of any Award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) and Section 409A of the Code. For the purposes of this Section 11, an Award will be considered assumed if, following the Acquisition or Other Combination, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Acquisition or Other Combination, the consideration (whether stock, cash, or other securities or property) received in the Acquisition or Other Combination by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Acquisition or Other Combination is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or SAR or upon the settlement of an RSU, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Acquisition or Other Combination.
(c)    The substitution by the successor or acquiring entity in such Acquisition or Other Combination (or by any of its Parents, if any) of equivalent awards with substantially the same terms for such outstanding Awards (except that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) and Section 409A of the Code).
(d)    The full or partial exercisability or vesting and accelerated expiration of outstanding Awards.
(e)    The settlement of the Fair Market Value of such outstanding Award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its Parent, if any), followed by the cancellation of such Awards; provided however, that such Award may be cancelled without consideration if such Award has no value, as determined by the Committee, in its discretion. Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates when the Award would have become exercisable or vested. Such payment may be subject to vesting based on the Participant’s continued Service, provided that without the Participant’s consent, the vesting schedule shall not be less favorable to the Participant than the schedule under which the Award would have become vested or exercisable. For purposes of this Section 11.1(e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.
(f)    The termination in its entirety of any outstanding Award, without payment of any consideration.
(g)    Termination of any right to exercise any Option prior to vesting in the Shares subject to the Option (i.e., “early exercise”), such that following the closing of the transaction Options may only be exercised to the extent vested.
Immediately following an Acquisition or Other Combination, outstanding Awards shall terminate and cease to be outstanding, except to the extent such Awards, have been continued, assumed or substituted, as described in Sections 11.1(a), (b) and/or (c).
11.2    Substitution or Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (a) granting an Award under this Plan in substitution of such other entity’s award or (b) assuming and/or converting such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other entity had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another entity, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) or Section 409A of the Code). In the event the Company elects to grant a new Option or SAR in substitution for and rather than assuming an existing option or stock appreciation right, such new Option or SAR may be granted with a similarly adjusted Exercise Price and number of underlying Shares and such other changes approved by the Committee, subject to the consent of the Participant.
12.    ADMINISTRATION.
12.1    Committee Authority. This Plan will be administered by the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:
(a)    construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
(b)    prescribe, amend, expand, modify and rescind or terminate rules and regulations relating to this Plan;
(c)    approve persons to receive Awards;
(d)    determine the form and terms of Awards;

(e)    determine the number of Shares or other consideration subject to Awards granted under this Plan;
(f)    determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;
(g)    determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or awards under any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;
(h)    grant waivers of any conditions of this Plan or any Award;
(i)    determine the terms of vesting, exercisability, settlement and payment of Awards to be granted pursuant to this Plan;
(j)    correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award, any Award Agreement or any Exercise Agreement;
(k)    determine whether an Award has vested or become exercisable;
(l)    extend the vesting period beyond a Participant’s Termination Date;
(m)    adopt rules and/or procedures (including the adoption of any subplan or any annex or addendum to an Award Agreement under this Plan) relating to the operation and administration of the Plan to accommodate or facilitate requirements of local law and procedures outside of the United States;
(n)    delegate any of the foregoing to a subcommittee consisting of one or more directors or executive officers pursuant to a specific delegation as may otherwise be permitted by applicable law;
(o)    change the vesting schedule of Awards under the Plan prospectively in the event that the Participant’s service status changes between full and part time status in accordance with Company policies relating to work schedules and vesting of Awards; and
(p)    make all other determinations necessary or advisable in connection with the administration of this Plan.
12.2    Standalone, Tandem and Substitute Awards. Awards granted under the Plan may, in the sole discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
12.3    Committee Composition and Discretion. The Board may delegate full administrative authority over the Plan and Awards to a Committee consisting of at least one member of the Board (or such greater number as may then be required by applicable law). Unless in contravention of any express terms of this Plan or Award, any determination made by the Committee with respect to any Award will be made in its sole discretion either (a) at the time of grant of the Award, or (b) subject to

Section 4.9 hereof, at any later time. Any such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. To the extent permitted by applicable law, the Committee may delegate to one or more directors or officers of the Company the authority to grant an Award under this Plan.
12.4    Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
12.5    Governing Law. This Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.
13.    EFFECTIVENESS, AMENDMENT AND TERMINATION OF THE PLAN.
13.1    Adoption and Stockholder Approval. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan will be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Committee may grant Awards pursuant to this Plan; provided, however, that: (a) no Option or SAR may be exercised prior to initial stockholder approval of this Plan; (b) no Option or SAR granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the stockholders of the Company; (c) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards for which only the exemption from California’s securities qualification requirements provided by Section 25102(o) can apply shall be canceled, any Shares issued pursuant to any such Award shall be canceled and any purchase of such Shares issued hereunder shall be rescinded; and (d) Awards (to which only the exemption from California’s securities qualification requirements provided by Section 25102(o) can apply) granted pursuant to an increase in the number of Shares approved by the Board which increase is not approved by stockholders within the time then required under Section 25102(o) shall be canceled, any Shares issued pursuant to any such Awards shall be canceled, and any purchase of Shares subject to any such Award shall be rescinded.
13.2    Term of Plan. Unless earlier terminated as provided herein, this Plan will automatically terminate ten (10) years after the Effective Date.
13.3    Amendment or Termination of Plan. Subject to Section 4.9 hereof, the Board may at any time (a) terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan and (b) terminate any and all outstanding Options, SARs or RSUs upon a dissolution or liquidation of the Company, followed by the payment of creditors and the distribution of any remaining funds to the Company’s stockholders; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval pursuant to Section 25102(o) or pursuant to the Code or the regulations promulgated under the Code as such provisions apply to ISO plans. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Award previously granted under the Plan.

14.    DEFINITIONS. For all purposes of this Plan, the following terms will have the following meanings.
“Acquisition,” for purposes of Section 11, means:
(a)    any consolidation or merger in which the Company is a constituent entity or is a party in which the voting stock and other voting securities of the Company that are outstanding immediately prior to the consummation of such consolidation or merger represent, or are converted into, securities of the surviving entity of such consolidation or merger (or of any Parent of such surviving entity) that, immediately after the consummation of such consolidation or merger, together possess less than fifty percent (50%) of the total voting power of all voting securities of such surviving entity (or of any of its Parents, if any) that are outstanding immediately after the consummation of such consolidation or merger;
(b)    a sale or other transfer by the holders thereof of outstanding voting stock and/or other voting securities of the Company possessing more than fifty percent (50%) of the total voting power of all outstanding voting securities of the Company, whether in one transaction or in a series of related transactions, pursuant to an agreement or agreements to which the Company is a party and that has been approved by the Board, and pursuant to which such outstanding voting securities are sold or transferred to a single person or entity, to one or more persons or entities who are Affiliates of each other, or to one or more persons or entities acting in concert; or
(c)    the sale, lease, transfer or other disposition, in a single transaction or series of related transactions, by the Company and/or any Subsidiary or Subsidiaries of the Company, of all or substantially all the assets of the Company and its Subsidiaries taken as a whole (or, if substantially all of the assets of the Company and its Subsidiaries taken as a whole are held by one or more Subsidiaries, the sale or disposition (whether by consolidation, merger, conversion or otherwise) of such Subsidiaries of the Company), except where such sale, lease, transfer or other disposition is made to the Company or one or more wholly owned Subsidiaries of the Company.
Notwithstanding the foregoing, the following transactions shall not constitute an “Acquisition”: (1) the closing of the Company’s first public offering or direct listing pursuant to an effective registration statement filed under the Securities Act or (2) any transaction the sole purpose of which is to change the state of incorporation of the Company or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
“Affiliate” of a specified person means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified (where, for purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.
“Award” means any award pursuant to the terms and conditions of this Plan, including any Option, Restricted Stock Unit, Stock Appreciation Right or Restricted Stock Award.
“Award Agreement” means, with respect to each Award, the executed written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award as approved by the Committee. For purposes of the Plan, the Award Agreement may be accepted by a Participant via written, electronic or other means, subject to requirements under applicable law.
“Board” means the Board of Directors of the Company.
“Cause” means, unless another definition is provided in an applicable Award Agreement, employment agreement or other applicable written agreement, Termination because of (a) Participant’s unauthorized misuse of the Company or a Parent or Subsidiary of the Company’s trade secrets or proprietary information, (b) Participant’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude, (c) Participant’s committing an act of fraud against the Company or a Parent or Subsidiary of the Company, (d) Participant’s gross negligence or willful misconduct in the performance of his or her duties that has had or will have a material adverse effect on the Company or Parent or Subsidiary of the Company’ reputation or business, (e) Participant’s theft, embezzlement, or misappropriation of assets or property of the Company or a Parent or Subsidiary of the Company, (f) any material breach by the Participant of any provision of any agreement between the Company or any Parent or Subsidiary of the Company and the Participant, (g) any misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or a Parent or Subsidiary of the Company, or (h) Participant’s failure to cooperate with the Company in any internal or external investigation or formal proceeding if the Company has requested Participant’s reasonable cooperation.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Committee” means the committee created and appointed by the Board to administer this Plan, or if no committee is created and appointed, the Board.
“Common Stock” means the Class A common stock of the Company.
“Company” means Figma, Inc., a Delaware corporation, or any successor corporation.
“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities.
“Disability” means a Participant is unable to perform the duties of his or her customary position of employment by reason of any medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than twelve (12) months. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.
“Employee” means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a director nor payment of a director’s fee by the Company will be sufficient to constitute employment by the Company.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exercise Price” means the price per Share at which a holder of an Option or a SAR may purchase Shares issuable upon exercise of the Option or the SAR.

“Fair Market Value” means, as of any date, the value of a Share determined as follows:
(a)    if such Share is then publicly traded on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Share is listed or admitted to trading as reported in The Wall Street Journal (or as otherwise reported by any newspaper or other source as the Committee may determine);
(b)    if such Share is publicly traded but is not listed or admitted to trading on a national securities exchange, the average of the closing bid and ask prices on the date of determination as reported by The Wall Street Journal (or as otherwise reported by any newspaper or other source as the Committee may determine); or
(c)    if none of the foregoing is applicable to the valuation in question, by the Committee in good faith.
“Option” means an award of an option to purchase Shares pursuant to Section 4 of this Plan.
“Other Combination” for purposes of Section 11 means any (a) consolidation or merger in which the Company is a constituent entity and is not the surviving entity of such consolidation or merger or (b) any conversion of the Company into another form of entity; provided that such consolidation, merger or conversion does not constitute an Acquisition.
“Parent” of a specified entity means, any entity that, either directly or indirectly, owns or controls such specified entity, where for this purpose, “control” means the ownership of stock, securities or other interests that possess at least a majority of the voting power of such specified entity (including indirect ownership or control of such stock, securities or other interests).
“Participant” means a person who receives an Award under this Plan.
“Plan” means this Amended and Restated 2012 Equity Incentive Plan, as amended from time to time.
“Purchase Price” means the price at which a Participant may purchase Restricted Stock pursuant to this Plan.
“Restricted Stock” means Shares purchased pursuant to a Restricted Stock Award under this Plan.
“Restricted Stock Award” means an award of Shares pursuant to Section 5 hereof.
“Restricted Stock Unit” or “RSU” means an award made pursuant to Section 6 hereof.
“Rule 701” means Rule 701 et seq. promulgated by the SEC under the Securities Act.
“SEC” means the U.S. Securities and Exchange Commission.
“Section 25102(o)” means Section 25102(o) of the California Corporations Code.
“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Service” shall mean service as an Employee, Consultant, director or non-employee director to the Company or a Parent, Subsidiary, or Affiliate of the Company, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement.
“Shares” means shares of the Company’s Class A Common Stock, $0.00001 par value per share, reserved for issuance under this Plan, as adjusted pursuant to Sections 2.2 and 11 hereof, and any successor security.
“Stock Appreciation Right” or “SAR” means an award granted pursuant to Section 7 hereof.
“Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns stock or other equity securities representing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity securities in one of the other entities in such chain.
“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide Service, as determined by the Committee in its sole discretion. A Participant will not be deemed to have been Terminated while such Participant is on a (i) leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. In the case of an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting crediting of Service, including suspension of or modification to vesting of the Award (including pursuant to a formal policy adopted from time to time by the Company or a Parent, Subsidiary or during such change in working hours as) it may deem appropriate. Unless the Committee provides otherwise, to the extent permitted under applicable law, vesting of Awards granted hereunder will be suspended during any leave of absence. An employee shall have Terminated as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law. The Committee will have sole discretion to determine whether a Participant has ceased Service and the effective date on which the Participant ceased to Service (the “Termination Date”).
“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement for an Award.
“Vested Shares” means “Vested Shares” as defined in the Award Agreement for an Award.
* * * * * * * * * * *

FIGMA, INC.
GLOBAL NOTICE OF RESTRICTED STOCK UNIT AWARD
AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN
Terms defined in the Company’s Amended and Restated 2012 Equity Incentive Plan (the “Plan”), shall have the same meanings in this Global Notice of Restricted Stock Unit Award (“Notice of Grant”).
The Participant named below has been granted an award of restricted stock units (“RSUs”), subject to the terms and conditions of the Plan and the Global Restricted Stock Unit Agreement, attached as Annex A, including, if Participant is a citizen of, resident of, or works outside of, the U.S., any special terms and conditions set forth in Addendum A and Addendum B attached thereto (both addenda collectively, together with Annex A, the “RSU Agreement”) under the Plan, as follows:

Participant Name:

Address:

Total Number of RSUs:

RSU Grant Date:

Vesting Commencement Date:
Expiration Date: The earlier to occur of: (a) the date on which settlement of all vested RSUs granted hereunder occurs and (b) the seventh (7th) anniversary of the Grant Date.
Vesting:
(a)Two-Tiered Vesting. The vesting of the RSUs is conditioned on satisfaction of two vesting requirements before the Expiration Date or earlier termination of the RSUs pursuant to the Plan or the RSU Agreement: a time- and service-based requirement (the “Time and Service Requirement”) and a liquidity-event requirement (the “Liquidity Event Requirement”), each as described below.
1.    Time and Service Requirement. For so long as Participant is in Service through each applicable date, the Time and Service Requirement will be satisfied as to [(i) twenty-five percent (25%) of the Total Number of RSUs (as set forth above) subject to this award on the first anniversary of the Vesting Commencement Date and (ii) one forty-eighth (1/48th) of the Total Number of RSUs subject to this award on the first day of each calendar month thereafter].
2.    Liquidity Event Requirement. The Liquidity Event Requirement will be satisfied on the earliest to occur of: (i) the date that is the earlier of (1) six (6) months after the effective date of the initial public offering of the Company’s securities (the “IPO”) and (2) March 15 of the calendar year following the year in which the IPO was declared effective; and (ii) the date of an Acquisition (as defined in the Plan), provided that the Acquisition constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company as defined in the regulations under Section 409A of the Code (the earliest of the prong (i) or (ii) to occur, the “Initial Vesting Event”).
(b)RSUs Vested at Initial Vesting Event. If, at the time of the Initial Vesting Event, Participant is not in Service and did not meet the Time and Service Requirement with respect to any portion of the RSUs, then no portion of the RSUs shall vest. If at the time of the Initial Vesting Event, Participant is in Service or has ceased to be in Service but did meet the Time and Service Requirement with respect to any portion of the RSUs, then the RSUs shall vest as to the number of RSUs, if any, that have satisfied the Time and Service Requirement in accordance with clause (a)(i) above as of the Initial Vesting Event.
(c)RSUs Vested after Initial Vesting Event. If Participant is in Continuous Service Status at the time of the Initial Vesting Event, then with respect to RSUs that have not vested as of such Initial Vesting Event under the preceding clause (b) above, vesting shall continue after the Initial Vesting Event in accordance with the Time and Service Requirement set forth in clause (a)(i) above (each subsequent vesting date, a “Subsequent Vesting Event;” any of the Initial Vesting Event or any Subsequent Vesting Event, a “Vesting Event”).
Settlement: RSUs that vest as of the Initial Vesting Event shall be settled immediately upon the Initial Vesting Event. RSUs that vest as of a Subsequent Vesting Event shall be settled no later than March 15 of the year following the year in which the RSUs vest. Participant acknowledges that the vesting of the RSUs pursuant to this Notice of Grant is conditioned on the occurrence of an Initial Vesting Event and, if applicable, a Subsequent Vesting Event. Settlement of RSUs on the Initial Vesting Event or any Subsequent Vesting Event shall be in Shares. Settlement of vested RSUs shall occur whether or not Participant is in Service at the time of settlement. No fractional RSUs or rights for fractional Shares shall be created pursuant to this Notice of Grant. Notwithstanding the foregoing, any RSUs that vest upon a Subsequent Vesting Event that falls within any restricted period as set forth in Sections 12 or 16 of the RSU Agreement shall be settled within 30 days following the expiration of such restricted period, but in all cases no later than March 15 of the calendar year following the calendar year in which such Subsequent Vesting Event occurs.
Participant understands that Participant’s Service is for an unspecified duration, can be terminated at any time (i.e., is “at-will”) and that nothing in this Notice of Grant, the RSU Agreement or the Plan changes the at-will nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice of Grant is conditioned on the occurrence of an Initial Vesting Event or a Subsequent Vesting Event. Participant also understands that this Notice of Grant is subject to the terms and conditions of both the RSU Agreement (including Addendum A and Addendum B) and the Plan, each of which are incorporated herein by reference. Participant has read both the RSU Agreement and the Plan and hereby accepts the RSUs subject to all of their respective terms and conditions (including, as applicable, any additional or replacement terms and conditions set forth in Addendum A and Addendum B). Participant acknowledges that there may be adverse tax consequences in connection with the award of RSUs (including upon grant or settlement of the RSUs or disposition of the Shares) and that Participant should consult a tax adviser appropriately qualified in the jurisdictions in which Participant is subject to tax generally about the taxation of the RSUs. Participant agrees and acknowledges that the Vesting Schedule may change prospectively in the event that Participant’s status changes between full and part-time status in accordance with Company policies relating to work schedules and vesting of equity awards.

Participant further understands and, by Participant’s acceptance hereof, agrees to grant the Proxy (as defined in the RSU Agreement), and that the RSUs and Shares (as defined in the Proxy) now held or hereafter acquired by Participant shall be subject to the Proxy in accordance with its terms.
By Participant’s acceptance hereof (whether written, electronic or otherwise), Participant agrees, to the fullest extent permitted by law, that in lieu of receiving documents in paper format, Participant accepts the electronic delivery of any documents the Company, or any third party involved in administering the Plan which the Company may designate, may deliver in connection with this grant (including the Plan, the Notice of Grant, the RSU Agreement, any disclosures provided pursuant to Rule 701, account statements or other communications or information) whether via the Company’s intranet or the internet site of such third party or via email, or such other means of electronic delivery specified by the Company.
By Participant’s and the Company’s acceptance hereof (in each case, whether written, electronic or otherwise), Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and the RSU Agreement (including Addendum A and Addendum B).

FIGMA, INC.:	PARTICIPANT:

By /Signature:	Participant Signature: #Name Signature#

Typed Name: Praveer Melwani	Participant’s Name: #Participant Name#

Title: Chief Financial Officer	Acceptance Date: #Acceptance Date#

ANNEX A
FIGMA, INC.
GLOBAL RESTRICTED STOCK UNIT AGREEMENT
AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN
Participant has been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Company’s Amended and Restated 2012 Equity Incentive Plan, as amended (the “Plan”), the Global Notice of Restricted Stock Unit Award (“Notice of Grant”) and this Global Restricted Stock Unit Agreement, including, if Participant is a citizen of a country outside the U.S., or otherwise resides or works outside the U.S., any special terms and conditions in the addenda attached hereto (“Addendum A” and “Addendum B,” together with this Global Restricted Stock Unit Agreement, this “Agreement”). Unless otherwise defined herein or in the Notice of Grant, the terms defined in the Plan shall have the same defined meanings in this Agreement.
1.    No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right to dividends or to vote such Shares. As a condition to the issuance of any Shares in settlement of vested RSUs, Participant agrees to enter into a joinder to be bound by any shareholders’ agreement by and between the Company and its shareholders in force from time to time.
2.    Dividend Equivalents. Dividend equivalents, if any, shall not be credited to Participant in respect of Participant’s RSUs, except as otherwise permitted by the Committee.
3.    No Transfer. The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, other than by will or by the laws of descent and distribution. Any transferee who receives an interest in the RSU or the underlying Shares upon the death of Participant shall acknowledge in writing that the RSU shall continue to be subject to the restrictions set forth in this Section 3.
4.    Termination. The RSUs shall terminate on the Expiration Date or earlier as provided in this Section 4. If Participant’s Service Terminates for any reason, all RSUs for which vesting is no longer possible under the terms of the Notice of Grant and this Agreement shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate. In case of any dispute as to whether such Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.
5.    Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice of Grant, this Agreement, the provisions of the Plan (incorporated herein by reference) and the Proxy (as defined below). Participant (i) acknowledges receipt of a copy of each of the foregoing documents, (ii) represents that Participant has carefully read and is familiar with their provisions and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant.
6.    Limitations on Transfer of Stock. In addition to any other limitation on transfer created by applicable securities laws, Participant shall not assign, encumber or dispose of any interest in the Shares issued pursuant to this Agreement except with the Company’s prior written consent and in compliance with the provisions of Sections 9 and 10 of the Plan, this Agreement (including Addendum A and

Addendum B), the Company’s Amended and Restated Bylaws (the “Bylaws”), the Company’s then-current insider trading policy and applicable foreign, federal, state, and local laws. The restrictions on transfer also include a prohibition on any short position, any “put equivalent position” or any “call equivalent position” by the RSU holder with respect to the RSU itself as well as any shares issuable upon settlement of the RSU prior to the settlement thereof until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) or such positions otherwise become legally permissible (as determined by the Company) pursuant to all applicable foreign, federal, state, and local laws. In addition, Participant acknowledges and agrees that the Shares shall be subject to the restrictions on transferability and resale set forth in the Bylaws at such time as the Shares are issued in settlement of vested RSUs.
7.    Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such shares or interest subject to the provisions of this Agreement and the Bylaws, including the transfer restrictions of Sections 3 and 6 of this Agreement and as set forth in the Bylaws, and the transferee shall acknowledge such restrictions in writing. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are satisfied.
8.    Irrevocable Proxy. Participant hereby agrees to grant and hereby grants an irrevocable proxy in the form attached hereto as Exhibit A (the “Proxy”) to Dylan Field (the “Founder”) to the extent that he is then providing services to the Company as an officer, employee or consultant in good standing. Participant hereby acknowledges and agrees that such Proxy shall apply to all RSUs and Shares (as defined in the Proxy) now held or hereafter acquired by Participant.
9.    Responsibility for Taxes.
(a)    General. In connection with any relevant taxable or tax withholding event, as applicable, Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy any or all foreign, federal, state, and local income tax, social insurance, payroll tax, fringe benefits tax, payment on account, withholding, and other tax-related items related to the RSUs and Participant’s participation in this Plan and legally applicable to Participant, including, as applicable, obligations of the Company or the Employer (all the foregoing tax-related items, “Tax-Related Items”). Participant acknowledges that the ultimate liability for all Tax-Related Items legally due from Participant is and remains Participant’s responsibility and that the Company and/or the Employer: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement, and the receipt of any dividends, and (ii) do not commit to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Participant acknowledges that if Participant is subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Participant acknowledges that Participant’s liability for Tax-Related Items may exceed the amount actually withheld by the Company or the Employer.
(b)    Arrangements to Satisfy Tax-Related Items. Prior to any relevant taxable or tax withholding event, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following, to the extent permitted by local law: (i) withholding all applicable Tax-Related Items legally payable by Participant from Participant’s wages or other cash compensation paid to Participant by the Company and/or a Parent or Subsidiary; (ii)

withholding Shares that otherwise would be issued to Participant when Participant’s RSUs are settled; (iii) having the Company withhold taxes from the proceeds of the sale of the Shares, through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf and Participant hereby authorizes such sales by this authorization); (iv) Participant’s payment of a cash amount; or (v) any other arrangement approved by the Company; all under such rules as may be established by the Committee and in compliance with the Company’s insider trading policy and 10b5-1trading plan policy, if applicable; provided, however, that if Participant is a Section 16 officer of the Company under the U.S. Securities Exchange Act, then the method of withholding shall be through a mandatory sale under (ii) above.
(c)    Maximum Withholding. The Company and/or a Parent, Subsidiary or Affiliate, or the Employer, may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in Participant's jurisdiction(s). In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares), or if not refunded, Participant may seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items. Finally, Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items as described in this Section 9. Participant unconditionally consents to and approves any such action taken by the Company and Participant (or any beneficiary or person entitled to act on Participant’s behalf) shall provide the Company with any forms, documents or other information reasonably required by the Company in connection with the Company’s or the Employer’s withholding and/or tax reporting obligations.
10.    Code Section 409A. If Participant is a U.S. taxpayer, to the extent applicable, for purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this Agreement in connection with Participant’s termination of employment constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment shall not be made or commence until the earlier of (i) the expiration of the six-month period measured from Participant’s separation from service from the Company or (ii) the date of Participant’s death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. The first payment thereof will include a catch-up payment covering the amount that would have otherwise been paid during the period between Participant’s termination of employment and the first payment date but for the application of this provision, and the balance of the installments (if any) will be payable in accordance with their original schedule. The occurrence of Initial Vesting Event prior to the Expiration Date is intended to be “substantial risk of forfeiture,” within the meaning of Section 409A, through the occurrence of the Initial Vesting Event, and the settlements related to the Initial Vesting Date and any Subsequent Vesting Date are each intended to be an exempt “short-term deferral,” within the meaning of Section 409A and the Company agrees that it shall not take any tax reporting position on a tax return inconsistent with this intent. To the extent that any provision of this Agreement is ambiguous as to its exemption from or compliance with Section 409A, the provision will be read in such a manner so that all payments hereunder are exempt from Section 409A to the maximum permissible extent and, for any payments where such construction is not reasonable, that those payments comply with Section 409A. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the U.S. Treasury Regulations.
11.    CERTAIN TAX CONSEQUENCES AND NO ADVICE REGARDING GRANT. PARTICIPANT ACKNOWLEDGES THAT THERE WILL BE TAX CONSEQUENCES UPON VESTING AND/OR SETTLEMENT OF THE RSUS AND/OR DISPOSITION OF THE SHARES, IF ANY, RECEIVED IN CONNECTION THEREWITH. PARTICIPANT SHOULD CONSULT A TAX ADVISER APPROPRIATELY QUALIFIED IN THE COUNTRY OR COUNTRIES IN WHICH PARTICIPANT RESIDES OR IS SUBJECT TO TAXATION BEFORE ACCEPTING THE RSUS, THE RSUS SETTLE OR DISPOSING OF THE SHARES. The Company is not providing any tax, legal, or financial advice, nor is the Company making any representations or recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the Shares. Participant should obtain any necessary advice from an appropriate independent professional adviser in relation to the Tax-Related Items in connection with the grant, vesting, settlement, assignment, cancellation or any other disposal of the RSUs pursuant to the Plan and on any subsequent sale of the Shares. In signing and returning this Agreement, Participant is confirming that appropriate advice has been sought from an independent adviser.
12.    Compliance with Laws and Regulations.
(a)    General. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant (including any written representations, warranties and agreements as the Committee may request of Participant for compliance with applicable laws) with all applicable foreign, federal, state, and local laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer. Participant may not be issued any Shares if such issuance would constitute a violation of any applicable foreign, federal, state or local laws or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares shall relieve the Company of any liability in respect of the failure to issue or sell such shares. Participant understands that the Company is under no obligation to register or qualify the Shares with the U.S. Securities and Exchange Commission (“SEC”), any state securities commission or any stock exchange to effect such compliance.
13.    Legend on Certificates.
(a)    General. The certificates representing the Shares issued hereunder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, this Agreement, the Bylaws, or the rules, regulations and other requirements of the SEC, any stock exchange upon which such shares of the Company’s Common Stock are listed and any applicable foreign, federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions, including but not limited to those set forth below:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, INCLUDING THE REFUSAL RIGHT HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S), AND A MARKET STANDOFF AGREEMENT, AS SET FORTH IN A RESTRICTED STOCK UNIT AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS INCLUDING THE REFUSAL RIGHT AND THE MARKET STANDOFF ARE BINDING ON TRANSFEREES OF THESE SHARES.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS PROVIDED IN THE BYLAWS OF THE CORPORATION.
(b)    U.S. Participants. Participant understands and agrees that, if Participant’s country of residence is the United States, then the Company will place the legend set forth below or similar legends on any stock certificate(s) evidencing the Shares: THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
(c)    Non-U.S. Participants; Regulation S. Participant understands and agrees that, if Participant’s country of residence is other than the United States, the certificates evidencing the Shares will bear the legend set forth below or similar legends:
(i)    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, AND THE COMPANY DOES NOT INTEND TO REGISTER THEM.
(ii)    PRIOR TO A DATE THAT IS ONE YEAR STARTING FROM THE DATE OF SALE OF THE SHARES, THE SHARES MAY NOT BE OFFERED OR SOLD (INCLUDING OPENING A SHORT POSITION IN SUCH SECURITIES) IN THE UNITED STATES OR TO U.S. PERSONS AS DEFINED BY RULE 902(K) ADOPTED UNDER THE ACT, OTHER THAN TO DISTRIBUTORS, UNLESS THE SHARES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE. HOLDERS OF SHARES PRIOR TO ONE YEAR STARTING FROM THE DATE OF SALE OF THE SHARES MAY RESELL SUCH SHARES ONLY PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT OR OTHERWISE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF THE ACT, OR IN

TRANSACTIONS EFFECTED OUTSIDE OF THE UNITED STATES, PROVIDED THEY DO NOT SOLICIT (AND NO ONE ACTING ON THEIR BEHALF SOLICITS) PARTICIPANTS IN THE UNITED STATES OR OTHERWISE ENGAGE(S) IN SELLING EFFORTS IN THE UNITED STATES AND PROVIDED THAT HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.
(iii)     A HOLDER OF THE SHARES WHO IS A DISTRIBUTOR, DEALER, SUB-UNDERWRITER OR OTHER SECURITIES PROFESSIONAL, IN ADDITION, CANNOT, PRIOR TO ONE YEAR STARTING FROM THE DATE OF SALE OF THE SHARES, RESELL THE SHARES TO A U.S. PERSON AS DEFINED BY RULE 902(K) OF REGULATION S UNLESS THE SHARES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.
(d)    Stop-Transfer Instructions. Participant agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
(e)    Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.
14.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.
15.    Entire Agreement; Severability. The Plan and the Notice of Grant are incorporated herein by reference. The Plan, the Notice of Grant and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof (including, without limitation, any commitment to make any other form of equity award (such as stock options) that may have been set forth in any employment offer letter or other agreement between the parties). If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.
16.    Market Standoff Agreement. Participant agrees in connection with any registration of the Company’s securities under the Securities Act or other public offering that, upon the request of the Company or the underwriters managing any registered public offering of the Company’s securities, Participant will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such managing underwriters, as the case may be, for a period of time (not to exceed one hundred eighty (180) days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Company or the managing underwriters may specify for employee-stockholders generally. Further, if during the last seventeen (17) days of the restricted period the Company issues an earnings release or material news, or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, then, if required by the underwriters or the Company, the restrictions imposed by this Section 16 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. For purposes of this Section 16, the term “Company” shall include any wholly-owned Subsidiary into which the Company merges or consolidates. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Shares until the end of such period. Participant further agrees that the underwriters of any such public offering shall be third party beneficiaries of this Section 16 and agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing.
17.    No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent, Subsidiary or Affiliate, to terminate Participant’s Service, for any reason, with or without cause, subject to applicable laws.
18.    Information to Participants. If the Company is relying on an exemption from registration under Section 12(h)-1 of the Exchange Act and certain information is required to be provided to Participant by such Section 12(h)-1, the Company shall provide the information described in Rules 701(e)(3), (4) and (5) of the Securities Act to Participant by a method allowed under Section 12(h)-1 of the Exchange Act in accordance with Section 12(h)-1 of the Exchange Act, provided, that Participant agrees to keep the information confidential.
19.    Delivery of Documents and Notices. Any document relating to participating in the Plan and/or notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery or deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the e-mail address, if any, provided for Participant by the Company or at such other address as such party may designate in writing from time to time to the other party.
20.    Award Subject to Company Clawback or Recoupment. The RSUs shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s Service that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law may require the cancellation of Participant’s RSUs (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s RSUs.
21.    Choice of Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of San Francisco, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
22.    Addenda. Notwithstanding any provisions in this Agreement, the RSUs shall be subject to any special terms and conditions set forth in Addendum A attached hereto if Participant’s country of residence is other than the United States, including the special terms and conditions (if any) set forth beneath the name of such country in Addendum B. Moreover, if Participant relocates to a country other than the United States, the special terms and conditions set forth in the Addendum A, including the special terms and conditions (if any) set forth beneath the name of such country on the Addendum B, will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Addendum A and Addendum B constitute part of this Agreement to the extent applicable to Participant from time to time.
23.    Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired upon settlement thereof, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
24.    Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other participant.
* * * * * * * * * *

ADDENDUM A
TO
GLOBAL RESTRICTED STOCK UNIT AGREEMENT
ADDITIONAL TERMS FOR EMPLOYEES OUTSIDE THE UNITED STATES
Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Global Notice of Restricted Stock Unit Award, the Global Restricted Stock Unit Agreement to which this Addendum A is attached, and/or the Plan, as applicable.
In accepting the RSUs, Participant acknowledges, understands and agrees to the following:
1.    Data Privacy Information and Consent. The Company is located at 760 Market Street, Floor 10, San Francisco, California 94105, United States, and grants awards to employees of the Company and its Subsidiaries, Parent and Affiliates, at the Company’s sole discretion. If Participant would like to participate in the Plan, Participant must review the following information about the Company’s data processing practices.
1.1    Data Collection and Usage. The Company or, if different, Participant’s employer (the “Employer”), and its Subsidiaries, Parent or Affiliates collect, process, transfer and use personal data about Participant that is necessary for the purpose of implementing, administering and managing the Plan. This personal data may include Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality and citizenship, job title, any Shares or directorships held in the Company, and details of all awards or other entitlements to Shares granted, canceled, settled, vested, unvested or outstanding in Participant’s favor (collectively, without limitation, “Data”), which the Company receives from Participant or the Employer. If the Company offers Participant an award under the Plan, then the Company will collect Participant’s Data for purposes of allocating Shares and implementing, administering and managing the Plan and will process such Data in accordance with the Company’s then-current data privacy policies, which are made available to Participant upon commencing employment and also available upon request. The legal basis, where required, for the processing of Data is Participant’s consent.
1.2    Stock Plan Administration Service Providers. The Company transfers Data to Shareworks, an independent stock plan administrator and other third parties based in the United States, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share Participant’s Data with such other provider that serves in a similar manner. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. The Company’s service provider may open an account for Participant to receive Shares. Participant may be asked to agree on separate terms and data processing practices with the service provider, which is a condition to Participant’s ability to participate in the Plan. Participant understands that Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative, only if permitted by applicable laws and regulations. Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan.
1.3    Data Retention. The Company will hold and use Participant’s Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor, and securities laws. When the Company no longer needs Participant’s Data, the Company will remove it from its systems. If the Company keeps Participant’s Data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations. Participant understands that Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative.
1.4    Consent; Voluntariness and Consequences of Denial or Withdrawal. Where permitted by applicable local law in the country where Participant resides, consent is a requirement for participation in the Plan. In such cases, by accepting this grant, Participant hereby agrees with the data processing practices as described in this notice and grants such consent to the processing and transfer of his or her Data as described in this Addendum A and as necessary for the purpose of administering the Plan. Participant’s participation in the Plan and Participant’s grant of consent is purely voluntary. Participant may deny or withdraw his or her consent at any time; provided that if Participant does not consent, or if Participant withdraws his or her consent, Participant cannot participate in the Plan unless required by applicable law. This would not affect Participant’s salary as an employee or his or her career; the only consequence of refusing or withdrawing his or her consent is that the Company would not be able to grant RSUs or other equity awards to Participant or administer or maintain such awards.
1.5    Data Subject Rights. Participant may have a number of rights under data privacy laws in his or her country. Depending on where Participant is based, Participant’s rights may include the right to (i) request access or copies of Participant’s Data the Company processes, (ii) have the Company rectify Participant’s incorrect Data and/or delete Participant’s Data, (iii) restrict processing of Participant’s Data, (iv) have portability of Participant’s Data, (v) lodge complaints with the competent tax authorities in Participant’s country and/or (vii) obtain a list with the names and addresses of any potential recipients of Participant’s Data. To receive clarification regarding Participant’s rights or to exercise his or her rights, Participant can contact the Company at 116 New Montgomery Street #700, San Francisco, California 94105, United States, Attn: Stock Administration.
1.6    Special Data Provisions for Participants Residing and/or Working in Member Countries of the European Union and/or the European Economic Area. If Participant resides and/or works in a member country of the European Union and/or the European Economic Area, the following provisions supplement this Section 1:
(a)    GDPR Compliance. To the satisfaction and on the direction of the Committee, all operations of the Plan and the RSUs (at the time of its grant and as necessary thereafter) shall include or be supported by appropriate agreements, notifications and arrangements in respect of Data and its use and processing under the Plan, in order to secure (I) the reasonable freedom of the Employer, the Company and any Parent or Subsidiary (together, the “Group”), as appropriate, to operate the Plan and for connected purposes, and (II) compliance with the data-

protection requirements applicable from time to time, including, if applicable, and without limitation, Regulation EU 2016/679 of the European Parliament and of the Council of 27 April 2016.
(b)    Participant has certain rights under data protection legislation as summarized below:
(i)Right of access: Participant has the right to obtain from us confirmation as to whether or not personal data concerning Participant is being processed, and, where that is the case, to request access to the personal data, as well as certain information on how we are processing such data.
(ii)Right to rectification: Participant has the right to obtain from us the rectification of inaccurate personal data concerning Participant. Considering the purpose of the processing, Participant may also, in some cases, be entitled to supplemental information regarding incomplete personal data.
(iii)Right to erasure (right to be forgotten): Participant may, in certain circumstances, have his or her personal data deleted, for example if Participant’s personal information is no longer necessary in relation to the purpose for which it was collected, if Participant has objected to the processing of personal data and we do not have a legitimate interest which outweighs Participant’s interest, if the personal data has been processed unlawfully, or if the personal data must be deleted to comply with a legal obligation.
(iv)Right to restriction of processing: Participant may require that the Company restrict the processing of Participant’s personal data in certain cases, for example where the Company no longer needs Participant’s personal data but Participant needs it to determine, enforce or defend legal claims or Participant has objected to processing based on the Company’s legitimate interest in order to enable the Company to check if its interest overrides Participant’s interest.
(v)Right to data portability: In some circumstances, Participant may be entitled to receive the personal data concerning Participant which Participant provided to the Company in a structured, commonly used and machine-readable format and Participant has the right to transmit those personal data to another controller.
(vi)Right to object: Participant has the right to object to the processing of Participant’s personal data in certain circumstances, for example where the processing is based on the Company’s legitimate interest. If so, in order to continue processing, the Company must be able to show compelling legitimate grounds that override Participant’s interests, rights and freedoms.
(c)    Participant’s rights will in each case be subject to the restrictions set out in applicable data protection laws. Further information on these rights, and the circumstances in which they may arise in connection with the Company’s processing of Participant’s personal data, can be obtained by contacting Participant’s local human resources representative. If Participant wants to review, verify, correct or request erasure of Participant’s personal information, object to the processing of Participant’s personal data, or request that the Company transfer a copy of Participant’s personal information to another party, please contact Participant’s local human resources representative.

(d)    The Company agrees to ensure that Data transferred outside the European Economic Area will be done pursuant to a lawful transfer mechanism (for example, European Commission approved model contract clauses).
(e)    The Company will separately provide Participant with information in a data privacy notice on the collection, processing and transfer of their personal data, including the grounds for processing.
(f)    If Participant has any grievance, issue or problem in respect of the handling or processing of Participant’s personal data in any way, Participant has the right to lodge a complaint to the national data protection agency for Participant’s country of residence.
2.    Compliance with Law. If Participant’s country of residence is other than the United States, Participant makes the following additional representations, warranties and agreements:
(i)    Participant is not a U.S. Person as defined in Rule 902(k) of Regulation S under the Securities Act. The offer and sale of the Shares to such Participant was made in an offshore transaction (as defined in Rule 902(h) of Regulation S), no directed selling efforts (as defined in Rule 902(c) of Regulation S) were made in the United States, and Participant is not acquiring the Shares for the account or benefit of any U.S. Person;
(ii)    Participant will not, during the Restricted Period applicable to the Shares included in the legend set forth in Section 13(c)(ii) of Annex A (the “Restricted Period”) and on any certificate representing the Shares, offer or sell any of the foregoing securities (or create or maintain any derivative position equivalent thereto) in the United States, to or for the account or benefit of a U.S. Person or other than in accordance with Regulation S;
(iii)    Participant will, after the expiration of the applicable Restricted Period, offer, sell, pledge or otherwise transfer the Shares (or create or maintain any derivative position equivalent thereto) only pursuant to registration under the Securities Act or any available exemption therefrom and, in any case, in accordance with applicable state securities laws; and
(iv)    Participant acknowledges and agrees that the Company shall not register the transfer of the Shares in violation of this Agreement, the Plan or any of the restrictions set forth herein or therein.
(v)    Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any shares issuable upon settlement of the RSU prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the SEC or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. Participant understands that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, Participant agrees that the Company shall have unilateral authority to amend the Agreement without Participant's consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.

3.    Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, if and when the Shares are publicly listed on any stock exchange, depending on his or her country, Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect his or her ability to directly or indirectly, accept, acquire, sell or attempt to sell or otherwise dispose of Shares or rights to Shares, or rights linked to the value of Shares during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws and/or regulations in applicable jurisdictions or Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders placed by Participant before Participant possessed inside information. Furthermore, Participant may be prohibited from (i) disclosing inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant is advised to speak to his or her personal advisor on this matter.
4.    Language. Participant acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is proficient in the English language, so as to enable Participant to understand the provisions of this Agreement and the Plan. Furthermore, if Participant has received this Agreement, or any other document related to the RSUs and/or the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
5.    Foreign Asset/Account Reporting Requirements. Depending upon the country to which laws Participant is subject, Participant acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends or sale proceeds arising from the sale of Shares) in a brokerage account outside his or her country. Participant may also be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to his or her country through a designated bank or broker within a certain time after receipt. Participant is responsible for knowledge of and compliance with any such regulations and Participant should speak with his or her personal tax, legal and financial advisors regarding same.
6.    Extraordinary Compensation. Participant acknowledges, understands and agrees that the RSUs and any Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for any purpose and are extraordinary items of compensation outside the scope of Participant’s employment contract, if any, and is not to be considered part of his or her normal or expected compensation for any purpose, including, without limitation, calculating severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension, retirement or welfare benefits or similar payments.
7.    Participation Ceases When Employment Ceases. For purposes of the RSUs, Participant’s Service will be considered Terminated as of the date Participant is no longer actively providing services to the Company or any of its Parent, Subsidiaries, Affiliates or the Employer (regardless of the reason for such Termination and whether or not later found to be invalid or in breach of laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and such date shall not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an employee to a consultant or an advisor shall not terminate Participant’s Service, unless determined by the Committee, in its discretion. Unless otherwise expressly provided in this Agreement or determined by the Company, Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any). The Committee shall have the exclusive discretion to determine when Participant is no longer actively providing Service for purposes of the RSUs (including whether Participant may still be considered to be providing Service while on a leave of absence).
8.    Additional Acknowledgments and Agreements. By accepting the RSUs, Participant acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature, and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
(c)    all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;
(d)    the RSUs and Participant’s participation in the Plan shall not create a right to employment or other service relationship with the Company;
(e)    the RSUs and Participant’s participation in the Plan shall not be interpreted as forming or amending an employment or service contract with the Company, Employer, or any Subsidiary or Parent or Affiliate of the Company and shall not interfere with the ability of the Company, the Employer or any Subsidiary or Parent or Affiliate of the Company, as applicable, to terminate Participant’s Service relationship (if any);
(f)    Participant is voluntarily participating in the Plan;
(g)    the RSUs and any Shares acquired under the Plan, and the income from and value of the same, are not intended to replace any pension or retirement rights or compensation;
(h)    the future value of the Shares underlying the RSUs is unknown, indeterminable, and cannot be predicted with certainty;
(i)    if Participant acquires Shares upon settlement of the RSUs, the value of such Shares may increase or decrease in value;
(j)    no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from Termination of Participant’s Service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any); and in consideration of the grant of the RSUs to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any of its Parent, Subsidiaries, Affiliates or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, any of its

Parent, Subsidiaries, Affiliates and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;
(k)    unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and
(l)    neither the Company, the Employer nor any Subsidiary, Parent or Affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.

ADDENDUM B
TO THE GLOBAL RESTRICTED STOCK UNIT AGREEMENT
COUNTRY SPECIFIC TERMS AND CONDITIONS
Terms and Conditions
This Addendum B includes additional terms and conditions that govern the RSUs granted to Participant under the Plan if Participant resides and/or works outside of the United States.
If Participant is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, transfers to another country after the RSU Grant Date, is a Consultant, changes employment status to a Consultant position or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to Participant. References to Participant’s Employer shall include any entity that engages Participant’s Services.
Notifications
This Addendum B also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is provided solely for the convenience of Participant and is based on the securities, exchange control and other laws in effect in the respective countries as of the dates set forth on the country-specific inserts below. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date by the time Participant vests or settles in the RSUs or sells any acquired Shares. The information is based on the laws in effect in the countries listed below as of the dates set forth below.
Participant is responsible for complying with all applicable tax, foreign asset reporting and/or exchange control rules that may apply in connection with participation in the Plan and/or the transfer of proceeds acquired thereunder. Prior to settlement of the RSUs or transfer of funds from or into Participant’s country, Participant should consult the local bank and/or Participant’s exchange control advisor, as interpretations of the applicable regulations may vary; additionally, exchange control rules and regulations are subject to change without notice.
In addition, the information contained in this Addendum B is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the applicable laws in his or her country may apply to his or her situation.
Finally, Participant understands that if he or she is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, transfers to another country after the RSU Grant Date, or is considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to Participant in the same manner.

AUSTRALIA
Terms and Conditions
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to conditions in the Act).
Notifications
Securities Law Information. The offer of the RSUs is being made under Division 1A, Part 7.12 of the Corporations Act 2001 (Cth). If Participant offers Shares for sale to a person or entity resident in Australia, Participant’s offer may be subject to disclosure requirements under Australian law. Participant should obtain legal advice on applicable disclosure obligations prior to making any such offer.
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD 10,000 and international fund transfers. The Australian bank assisting with the transactions will file the report on Participant’s behalf. If an Australian bank is not involved in the transfer, Participant will be required to file the report.
CANADA
Terms and Conditions
Labor Matters. The following provision replaces Section 8 of Addendum A:
For purposes of this Agreement, Participant’s employment or other service relationship will be considered Terminated, and Participant’s right (if any) to earn, seek damages in lieu of, vest in or otherwise benefit from any portion of the RSUs pursuant to this Agreement will be measured by, the date that is the earlier of (a) the date that Participant is no longer actively providing service to the Company, the Employer or any of their Parents, Subsidiaries or Affiliates as an employee, officer, director or consultant and (b) the date that Participant receives notice of Termination from the Employer, in each case, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to, statutory law, regulatory law and/or common law), except that if Participant is given working notice of Termination but remains in service to the Company, the Employer, or any of their Parents, Subsidiaries or Affiliates for all or part of such notice period, then the date of termination of vesting shall be the last date on which Participant is providing service, in accordance with clause (a) above. The Company shall have the exclusive discretion to determine the date of Participant’s Termination for purposes of the RSUs. Participant acknowledges and agrees that Participant’s period of service will be determined in the Company’s sole discretion, without regard to any period of statutory, contractual, common law, civil law or other notice of Termination or any period of salary continuance or deemed employment, regardless of whether Participant’s Termination is otherwise lawful. Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which Participant’s employment or other service relationship is Terminated, nor will Participant be entitled to any compensation for lost vesting.
Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, Participant acknowledges his or her right to vest in the RSUs under the Plan, if any, will terminate effective as of the last day of Participant’s minimum statutory notice period, but Participant will not earn or be entitled to any pro-rated vesting if the vesting date falls after the end of his or her statutory notice period, nor will Participant be entitled to any compensation for lost vesting.
Data Privacy. Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan. Participant further authorizes the Company, any Parent, Subsidiary or Affiliate, the Committee, as well as Shareworks and any other third party stock plan service provider, to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in Participant’s employee file. Participant acknowledges and agrees that Participant’s personal information, including any sensitive personal information, may be transferred or disclosed outside the province of Quebec, including to the U.S. If applicable, Participant also acknowledges and authorizes the Company, any Parent, Subsidiary or Affiliate, the Committee, as well as Shareworks and any other third party stock plan service provider, to use technology for profiling purposes and to make automated decisions that may have an impact on Participant or the administration of the Plan.
Form of Settlement. Notwithstanding any discretion in Section 6.2 of the Plan, the RSUs are payable in Shares only.
Language Consent. A French translation of the Plan and the Agreement will be made available to Participant as soon as reasonably practicable. Participant understands that, from time to time, additional information related to the offering of the Plan might be provided in English and such information may not be immediately available in French. However, upon request, the Company will translate into French documents related to the offering of the Plan as soon as reasonably practicable.
Une traduction française du Plan et du présent Contrat sera mise à la disposition de Participant dès que raisonnablement possible. Le Participant comprend que, de temps à autre, des informations supplémentaires liées à l'offre du Plan peuvent être fournies en anglais et que ces informations peuvent ne pas être immédiatement disponibles en français. Cependant, sur demande, la Compagnie traduira en français les documents relatifs à l'offre du Plan dès que raisonnablement possible.
Notifications
Securities Laws. The Plan is being offered in Canada pursuant to certain exemptions applicable under Canadian securities law from the requirement that the Company prepare and file a prospectus with the relevant Canadian securities regulatory authorities. Accordingly, any resale of securities must be permitted by the Company and made in accordance with applicable Canadian securities law, including, among other things, that any subsequent trade of securities must be made through an exchange or market outside of Canada, or to a person or company outside of Canada.
Foreign Asset / Account Reporting Information. Foreign property, including Common Stock, Shares, RSUs and other rights to receive shares of a non-Canadian company held by a Canadian resident employee, generally must be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of all the foreign properties exceeds CAD 100,000 at any time during the year. The forms must be filed on April 30 of the following year. Although what cost should be assigned to the RSUs may be unclear, such RSUs must be reported if the CAD 100,000 threshold is exceeded due to other foreign property held by Participant. When Shares are acquired, their cost generally is their adjusted cost base (“ACB”). The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if Participant owns other shares of the Company’s capital stock, the ACB may have to be averaged with the ACB of the other shares.

Tax Matters. The Company may permit Participant to surrender a portion of the RSUs to the Company for a cash payment to satisfy any applicable Tax-Related Items, with the portion of the RSUs surrendered equal to that number of fully vested whole shares otherwise issuable upon settlement having a fair market value, determined by the Company in its sole discretion as of the settlement date, equal to the applicable Tax-Related Items. Any adverse consequences arising in connection with such surrender procedure will be Participant’s sole responsibility.
FINLAND
There are no country-specific provisions.
FRANCE
Terms and Conditions
Nature of Award. The RSUs granted under this Agreement are not intended to be French tax-qualified restricted stock units granted under Sections L. 225-197-1 to L. 225-197-6 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended. Participants receiving tax-qualified restricted stock units shall receive a separate award agreement and shall be subject to Rules for the grant of RSUs to Participants in France.
Language Consent. By accepting the award of RSUs, Participant confirms having read and understood the documents relating to the award (the Plan and the Agreement, including this Addendum B), which were provided in English. Participant accepts the terms of those documents accordingly.
Consentement Relatif à la Langue Utilisée. En acceptant l’attribution, le Participant confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et le Contrat d'Attribution incluant cette Annexe B), qui lui ont été remis en langue anglaise. Le Participant accepte les termes de ces documents en conséquence.
Notifications
Exchange Control Information. The value of any cash or securities imported to or exported from France without the use of a financial institution must be reported to the Customs and Excise Authorities when the value of such cash or securities is equal to or greater than a certain amount. Participant should consult with a personal legal advisor for further details regarding this requirement.
Foreign Asset / Account Reporting Information. Participant must declare all foreign bank and brokerage accounts in which cash or securities (such as Shares acquired under the Plan) are held, including the accounts that were opened and/or closed during the tax year, on an annual basis on a special form No 3916, together with Participant's income tax return. Participant should consult a personal tax advisor to ensure compliance with applicable reporting requirements.
GERMANY
Notifications
Exchange Control Information. Cross-border payments made or received in excess of €12,500 (e.g., transfer of proceeds from the sale of Shares acquired under the Plan into Germany) may need to be reported monthly by accessing the electronic General Statistics Reporting Portal (“Allgemeine Meldeportal Statistik”) via the Bundesbank’s website (www.bundesbank.de), or by such other method and within such timing as permitted or required by Budnesbank. This reporting obligation also may apply if Participant is issued Shares under the Plan with a value in excess of €12,500.
Foreign Asset/Account Reporting Information. If Participant’s acquisition of Shares under the Plan leads to a so-called qualified participation at any point during the calendar year, Participant will need to report the acquisition when Participant files his or her tax return for the relevant year. A qualified participation is attained if (i) Participant owns at least 1% of the Company and the value of the Shares acquired exceeds €150,000 or (ii) in the unlikely event Participant holds Shares exceeding 10% of the total capital of the Company.
IRELAND
Notifications
Director Notification Obligation. Directors, shadow directors or secretaries of an Irish Subsidiary must notify the Irish Subsidiary in writing when receiving or disposing of an interest in the Company (e.g., RSUs granted under the Plan, Shares, etc.), or when becoming aware of the event giving rise to the notification requirement or when becoming a director or secretary if such an interest exists at the time, but only to the extent such individuals own 1% or more of the total common stock. If applicable, this notification requirement also applies with respect to the interests of the spouse or children under the age of 18 of the director, shadow director or secretary (whose interests will be attributed to the director, shadow director or secretary).
JAPAN
Notifications
Exchange Control Information. If Participant acquires Shares valued at more than ¥100,000,000 in a single transaction, Participant must file a “Securities Acquisition Report” with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of such shares.
Foreign Asset/Account Reporting Information. If Participant is a resident of Japan, Participant will be required to report details of any assets (including any Shares acquired under the Plan) held outside of Japan as of December 31st of each year, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th of the following year. Participant should consult with his or her personal tax advisor as to whether the reporting obligation applies to Participant and whether he or she will be required to report details of any outstanding RSUs or Shares held by Participant in the report.
NETHERLANDS
Terms and Conditions
No Entitlement. The provision supplements Section 8 of the Addendum A:

By accepting the RSU, Participant acknowledges that the RSU is intended as an incentive for Participant to remain employed with the Employer and is not intended as remuneration for labor performed.
SINGAPORE
Notifications
Securities Law Information. The RSUs are being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Hence, statutory liability under the SFA in relation to the content of prospectuses will not apply. Participant should note that the RSUs are subject to section 257 of the SFA and hence the RSUs may not be offered or sold, or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore, unless such offer, sale or invitation is made (i) more than six (6) months from the Date of Grant, (ii) pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA, or (iii) pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.
Director Notification Requirement. If Participant is a director, alternate director, substitute director or shadow director1 of a Singapore Parent, Subsidiary or Affiliate, Participant must notify the Singapore Parent, Subsidiary or Affiliate in writing within two (2) business days of (i) becoming the registered holder of or acquiring an interest (e.g., RSUs, Shares, etc.) in the Company or any subsidiary, or becoming an alternate director, substitute director or shadow director (as the case may be), whichever occurs last, or (ii) any change in a previously disclosed interest (e.g., sale of Shares). If Participant is the chief executive officer (“CEO”) of a Singapore Parent, Subsidiary or Affiliate and the above notification requirements are determined to apply to the CEO of a Singapore Parent, Subsidiary or Affiliate, the above notification requirements also may apply to Participant.
SWEDEN
Terms and Conditions
Responsibility for Taxes. The following provision supplements Section 9 of Annex A:
Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 9 of the Agreement, in accepting the grant of RSUs, Participant authorizes the Company and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to Participant upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.
1 A shadow director is an individual who is not on the board of directors of the Singapore Parent, Subsidiary or Affiliate but who has sufficient control so that the board of directors of the Singapore Parent, Subsidiary or Affiliate acts in accordance with the directions or instructions of the individual.

UNITED KINGDOM
Terms and Conditions
Settlement of RSUs in Shares Only. Pursuant to its discretion under Section 6.2 of the Plan, with respect to all Employees residing in the United Kingdom, the Company will convert all vested RSUs only into an equivalent number of Shares. Participants residing in the United Kingdom (or in the event of death, such Participant's legal representative) will not receive an equivalent cash payment with respect to vested RSUs.
Employment Acknowledgment. Participant acknowledges and agrees that Participant’s period of employment for purposes of the Plan will be determined without regard to any period of statutory, contractual, common law, civil law or other notice of Termination or any period of salary continuance or deemed employment, regardless of whether the Termination is otherwise lawful.
Tax Withholding Obligations. As a condition of Participant’s RSUs, Participant unconditionally and irrevocably agrees:
(i) to place the Company in funds and indemnify the Company in respect of (1) all liability to UK income tax which the Company is liable to account for on Participant’s behalf directly to Her Majesty’s Revenue and Customs (“HMRC”); (2) all liability to national insurance contributions which the Company is liable to account for on Participant’s behalf to HM Revenue & Customs (including secondary class 1 (employer’s) national insurance contributions for which Participant is liable); and, if so required by the Company;
(ii) that the Company may, in its sole discretion, arrange a mandatory sale at the best price which it can reasonably obtain such number of shares allocated or allotted to Participant following vesting or settlement as will provide the Company with an amount equal to Participant’s UK tax liability; and, following such mandatory sale, to permit the Company to withhold an amount not exceeding the UK tax liability from any amount paid or payable to Participant;
(iii) if so required by the Company, to enter into a joint election within Section 431 of (UK) Income Tax (Earnings and Pensions) Act 2003 in respect of computing any tax charge on the acquisition of “restricted securities” (as defined in Section 423 and 424 of that act); and
(iv) to sign, promptly, all documents required by the Company to effect the terms of this provision, and references in this provision to “the Company” shall, if applicable, be construed as also referring to any Affiliate of the Company.
Employment Notification. Participant waives all rights to compensation or damages in consequence of the Termination of Participant’s office or employment with the Company, the Employer or any Subsidiary or Parent or Affiliate of the Company for any reason whatsoever (whether lawful or unlawful and including in circumstances giving rise to a claim for wrongful dismissal) insofar as those rights arise or may arise from Participant ceasing to hold the RSUs, or from the loss or diminution in value of any rights or entitlements in connection with the Plan.
Notwithstanding any provision of the Plan or the Agreement, any benefit provided under the Plan or the Agreement will not form part of Participant’s entitlement to remuneration or benefits pursuant to Participant’s contract of employment nor does the existence of a contract of employment between Participant and the Company give Participant any right or entitlement to receive any benefit under the

Plan nor any expectation that any benefits will or might be granted to Participant whether subject to any conditions or at all.
Participant’s rights and obligations under the terms of Participant’s contract of employment with the Company will not be affected by this Agreement or by being able to receive any benefits in connection with the Plan.
Responsibility for Taxes. This section supplements Section 9 of Annex A:
Without limitation to Section 9 of Annex A, Participant agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or, if different, the Employer or by HM Revenue & Customs (“HRMC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company and, if different, the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC on Participant’s behalf (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), Participant acknowledges that he or she may not be able to indemnify the Company for the amount of any income tax not collected from or paid by Participant within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs, as it may be considered to be a loan and, therefore, it may constitute a benefit to Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. Participant acknowledges that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any NICs due on this additional benefit, which may also be recovered from Participant by any of the means referred to in Section 9 of Annex A.

Exhibit A
IRREVOCABLE PROXY AND POWER OF ATTORNEY
The undersigned hereby irrevocably appoints Dylan Field (“Founder”) who is then providing services to the Company as officer, employee or consultant in good standing (the “Proxy Holder”), with full power of substitution (the “Proxy”), as the undersigned's proxy, agent and attorney-in-fact, and grants to the Proxy complete and unlimited authority to act on the undersigned's behalf, to: (i) cause any number of shares, of any class, of Figma, Inc., a Delaware corporation (the “Company”), owned by the undersigned at any time and from time to time, and as may be adjusted, and any and all shares or other securities issued in respect of such shares such as bonus or dividend shares (the “Shares”), to be counted as present at any and all general, special or class meetings of the Company’s stockholders, (ii) represent the undersigned and vote in the undersigned's name at any and all general, special or class meetings of the stockholders of the Company, however called, in respect of the Shares, in the same proportion as the votes of the other stockholders of the Company, (iii) sign and execute on the undersigned's behalf any written resolutions of the stockholders of the Company, or any class thereof, in respect of the Shares, and all waivers, consents, proxies, other instruments with respect to said Shares, and other actions which may be taken by the stockholders of the Company (including without limitation any waiver of prior notice, right of first refusal and pre-emptive right), in the same proportion as the votes of the other stockholders of the Company, (iv) in addition to the Company's Restated Certificate of Incorporation, as may be amended and/or restated from time to time, sign any and all documents necessary or advisable to effectuate the sale of Shares in an Acquisition (as such term is defined in the Company’s 2012 Equity Incentive Plan), including without limitation any ancillary documents prepared in connection with such Acquisition, and (v) receive all notices and communications with respect to the above; provided, that this Proxy shall not apply in the event that (x) the Company solicits a vote of its stockholders under Section 280G of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and the undersigned shall retain the right to vote in respect of the Shares or (y) the Founder no longer provides service to the Company.
As long as this Proxy is in effect, any and all voting rights the undersigned may have with respect to the Shares shall be exercised exclusively by this Proxy. The undersigned hereby revokes any proxy(ies) previously given in respect of the Shares, and agrees not to give any other proxies with respect to the Shares until such time as this Proxy expires. Notwithstanding anything to the contrary in the foregoing, to the extent the undersigned is a “Key Holder” and “Stockholder” under that certain Amended and Restated Voting Agreement dated February 8, 2019 (the “Voting Agreement”), by and among the Company and the Parties (as defined therein) thereto, the undersigned hereby acknowledges and confirms that the Voting Agreement remains in full force and effect and the undersigned remains bound by all obligations thereunder, and further acknowledges and agrees that this Proxy may and shall be used for purposes of the Voting Agreement.
This Proxy or any of the actions set forth in clauses (i) through (v) above may be waived by the Proxy Holders at any time. A waiver of any single provision or in respect any single matter to be voted upon will not be construed to be a waiver for any other matter.
This Proxy shall automatically expire upon the earlier of the (i) Company’s initial public offering,

(ii) an Acquisition; provided that this Proxy shall remain in effect for all actions related to the events stated in (i) and (ii) above, and (iii) at such time as no Founder is then providing services to the Company as an officer, employee or consultant in good standing.
This Proxy shall be governed by and construed according to the laws of the State of Delaware, excluding its conflict of law provisions.
Prior to any transfer of any Shares held by the undersigned and as a condition to such transfer, the transferee shall execute an irrevocable proxy in the form of this Proxy. This Proxy shall survive the transfer of Shares.
The undersigned hereby confirms that in no event shall the undersigned raise any demands nor file any claims regarding the Proxy, his/her/ actions, discretion or omissions.
The undersigned acknowledges and agrees that this Proxy is a special power of attorney coupled with an interest sufficient in law to support an irrevocable power and shall survive the bankruptcy, death, adjudication of incompetence or the like of him/her/itself.
IN WITNESS WHEREOF, the undersigned has executed this IRREVOCABLE PROXY as of the date written below.
Signature: #SIGNATURE#
Name: #NAME#
Date #Acceptance Date#